Exhibit 99.1


  1. Joint Filing. Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

  2.   Power of Attorney.      Know all persons by these presents that
the each person whose signature appears below constitutes and appoints W. Robert Cotham, Mark L. Hart, Jr. and William P. Hallman, Jr., and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D, and any reports filed pursuant to Section 16 of the Securities Exchange Act of 1934, filed on behalf of each of them with respect to their beneficial ownership of United States Filter Corporation and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                               N.N. INVESTORS, L.P.

                               By:  California Land & Cattle Company,
                                    General Partner

                               By:   /s/ Ardon Moore
                                           Ardon Moore, President


                               FW RANCH PARTNERS, L.P.

                               By:  ST Ranch Genpar, Inc.
                                    General Partner

                               By:   /s/ Ardon Moore
                                           Ardon Moore, President


                                /s/ Ardon Moore
                               Ardon Moore
                               Individually and as President of each
                               of Western Farm & Cattle Company,
                               California Land & Cattle Company and ST
                               Ranch Genpar, Inc.


                               LEE M. BASS


                               By:     /s/ William P. Hallman, Jr.

                                     William P. Hallman, Jr.,
                                     Attorney-in-Fact (1)

(1) A Power of Attorney authorizing William P. Hallman, Jr. to act on behalf of Lee M. Bass previously has been filed with the Securities and Exchange Commission.